Exhibit 99.1

ATP Oil & Gas Gulf of Mexico	10/1/12 Reserve Report
					Future Net
	Net Reserves				Revenue	PV-10
Oil & Gas Reserves	MBbls	MMcf	MGals	MMBoe	($000)	($000)
Summary (1)
Total Proved
Included in Deepwater Package
Telemark	30,298	26,734	86,073	36,803	$2,455,710	$1,585,780
Gomez	6,517	32,239	107,117	14,441	$489,354	$314,547
Clipper	5,189	13,678	32,183	8,235	$431,794	$371,273
Canyon Express	31	22,441	—	3,771	$(5,365)	$(2,370)
Entrada	1,522	2,039	—	1,862	$50,255	$18,418
Garden Banks Block 409	235	182	—	265	$1,213	$1,411
Viosca Knoll Block 863	—	—	—	—	$—	$—

Total Per Deepwater Package	43,792	97,313	225,373	65,377	$3,422,961	$2,289,059

Total Probable
Included in Deepwater Package
Telemark	17,276	10,145	37,009	19,848	$1,639,464	$809,671
Gomez	5,209	13,982	46,456	8,645	$498,595	$247,024
Clipper	2,188	14,439	33,973	5,403	$273,081	$219,567
Canyon Express	45	28,920	—	4,865	$54,514	$28,571
Entrada	4,511	35,217	—	10,381	$493,497	$254,720
Garden Banks Block 409	171	113	—	190	$12,432	$6,707
Viosca Knoll Block 863	1,547	835	—	1,686	$95,216	$64,952

Total Per Deepwater Package	30,947	103,651	117,438	51,018	$3,066,799	$1,631,212

Total Possible
Included in Deepwater Package
Telemark	27,398	19,911	65,361	32,273	$2,713,508	$1,134,293
Gomez	1,217	974	3,235	1,456	$77,995	$38,317
Clipper	2,665	13,658	32,137	5,707	$314,117	$223,541
Canyon Express	22	10,212	—	1,724	$42,801	$18,744
Entrada	11,750	29,972	—	16,745	$1,211,327	$635,696
Garden Banks Block 409	143	150	—	168	$11,262	$9,858
Viosca Knoll Block 863	2,455	1,326	—	2,676	$235,715	$147,582

Total Per Deepwater Package	45,650	76,203	100,733	60,749	$4,606,725	$2,208,031

Total Proved, Probable and Possible
Included in Deepwater Package
Telemark	74,972	56,790	188,443	88,924	$6,808,682	$3,529,744
Gomez	12,943	47,195	156,808	24,542	$1,065,944	$599,888
Clipper	10,042	41,775	98,293	19,345	$1,018,992	$814,381
Canyon Express	98	61,573	—	10,360	$91,950	$44,945
Entrada	17,783	67,228	—	28,988	$1,755,079	$908,834
Garden Banks Block 409	549	445	—	623	$24,907	$17,976
Viosca Knoll Block 863	4,002	2,161	—	4,362	$330,931	$212,534

Total Per Deepwater Package	120,389	277,167	443,544	177,144	$11,096,485	$6,128,302

(1) -	Reserve amounts and valuation for Telemark, Gomez and Clipper are prepared by Collarini Associates. Remaining reserves and valuations are provided by the Company.